EXHIBIT 99.1

Broadwind Energy Announces Q2 2019 Results

Highlights:

  Q2 orders total $105M -- customers securing towers to support strong 2020 turbine installations

  Backlog rises to $145 million at June 30

  Q2 2019 revenue of $41.2 million up 12% from 2018, all segments higher

  Continued strong Gearing performance -- $9 million revenue and 10% operating margin

  EPS loss narrows to $.06

CICERO, Ill., Aug. 02, 2019 (GLOBE NEWSWIRE) -- Broadwind Energy, Inc. (NASDAQ: BWEN) reported sales of $41.2 million in Q2 2019, up 12% compared to $36.8 million in Q2 2018 due primarily to higher steel prices and a more complex tower product mix.

The Company reported a net loss of $1.0 million, or $.06 per share, in Q2 2019, compared to a net loss of $6.1 million, or $.40 per share, in Q2 2018.  The prior year quarter loss included an adverse $.25 per share impact related to a $5.0 million goodwill impairment charge, net of the $1.1 million reversal of an earn-out reserve.

The Company reported non-GAAP adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, share-based payments and restructuring costs) of $1.9 million in Q2 2019, compared to non-GAAP adjusted EBITDA of $2.1 million in Q2 2018.  The prior year quarter benefited from the reversal of an earn-out reserve of $1.1 million.

Broadwind CEO Stephanie Kushner stated, “We delivered a second consecutive quarter of revenue greater than $40M and healthier EBITDA generation, in line with our guidance.  Gearing continues to deliver strong operating results, demonstrating management’s significant strides in improving operational performance and customer diversification.”

Kushner continued, “We are pleased to see the order recovery in Towers, which is beginning to provide good visibility into 2020 production. We continue to prioritize diversification of our customer base, and booked a sizeable tower order from a new wind turbine OEM during the quarter.  We are growing our fabrication product line at a healthy rate, which offers additional diversification to our product and customer mix.”

Kushner concluded, “In Q3, we expect revenue to exceed $45 million with approximately $1.4-1.8 million of EBITDA.  Our full year EBITDA target remains at $8 million, which assumes the supply chain executes in a tightening environment.”

Orders and Backlog

The Company booked $104.6 million of net new orders in Q2 2019, compared to $18.6 million in Q2 2018. Towers and Heavy Fabrications orders rose nearly ten-fold to $96.3 million in Q2 2019, up from $9.9 million in Q2 2018, when a large portion of the Company’s capacity was committed under a multi-year framework agreement for which minimum volumes had been booked into backlog in 2016.  The 3-year framework agreement has been fulfilled, and orders are now recorded on a project-by-project basis.

Strong Q2 2019 bookings reflected the addition of a major new turbine OEM and increased demand to support growing turbine installations in 2020. Gearing orders totaled $5.6 million in Q2 2019, down from $6.1 million Q2 2018, due to timing of purchases from mining customers. Process Systems orders were essentially flat at $2.7 million, with higher demand for new gas turbine content mostly offset by weaker demand for aftermarket content.

At June 30, 2019, total backlog was $144.7 million, compared to $81.1 million at March 31, 2019, driven by the surge of Tower orders recorded during the quarter.

Segment Results

Towers and Heavy Fabrications
Broadwind Energy produces fabrications for wind, oil and gas, mining and other industrial applications, specializing in the production of wind turbine towers.  In Q1 2019, the Company revised and retroactively adjusted the financial statements of its segment reporting by moving the Abilene CNG and Fabrication business to the Towers and Heavy Fabrications segment from the Process Systems segment.

Towers and Heavy Fabrications segment sales totaled $29.0 million in Q2 2019, compared to $25.6 million in Q2 2018. The increased revenue was attributable to a rise in steel prices and a more complex mix of towers produced.  Unit production volumes were flat versus the comparison period.

Segment operating profit totaled $.3 million in Q2 2019 compared to an operating profit of $.5 million in Q2 2018. Improved gross profit from the Heavy Fabrication product line and lower depreciation were more than offset by the adverse impact on towers of lower pricing resulting from rising competition from tower imports. Net income declined comparatively for the Towers and Heavy Fabrications segment to $.2 million in Q2 2019, from net income of $.4 million in Q2 2018. Non-GAAP adjusted EBITDA in Q2 2019 was $1.5 million compared to Non-GAAP adjusted EBITDA of $2.2 million in Q2 2018, due to the cash factors described above.

Gearing
Broadwind Energy engineers, builds and remanufactures precision gears and gearboxes for oil and gas, mining, steel, wind and other specialized applications.

Gearing segment sales totaled $9.3 million in Q2 2019, compared to $8.6 million in Q2 2018. The $.7 million increase was due primarily to higher shipments to mining, wind and other industrial customers, partially offset by lower purchases by oil and gas customers, as the significant expansion of fracking capacity experienced in 2018 has subsided. Operating profit increased to $.9 million in Q2 2019, compared to a $.7 million loss in Q2 2018, reflecting the impact of higher revenues and the significant operational improvements achieved in recent quarters. Compared to the prior year, these operational improvements included better production efficiencies, the absence of prior year supply chain disruptions and improved manufacturing variances.  The net income for the Gearing segment rose comparably to $.8 million in Q2 2019, compared to a net loss of $.7 million in Q2 2018. The Gearing segment reported $1.5 million of Non-GAAP adjusted EBITDA in Q2 2019 compared to a near break-even Non-GAAP adjusted EBITDA in Q2 2018.

Process Systems
Broadwind Energy provides contract manufacturing services that include build-to-print, kitting, and inventory management for customers, primarily supporting the natural gas electrical generation market.

Process Systems revenue totaled $2.9 million in Q2 2019 compared to $2.6 million in Q2 2018, due primarily to higher sales for new natural gas turbine content.  The segment operated at break-even in Q2 2019 compared to a $5.6 million operating loss in Q2 2018, primarily due to a $5 million goodwill impairment in the prior year quarter. Also contributing to the improvement was an improved product mix.  Net income for the Process Systems segment was break-even in Q2 2019, compared to an after tax loss of $3.8 million in Q2 2018. The Process Systems segment reported $.2 million of Non-GAAP adjusted EBITDA for Q2 2019 compared to Non-GAAP adjusted EBITDA loss of $.2 million in Q2 2018.

Corporate
Corporate and other expenses increased by $1.4 million in Q2 2019. The rise in net expenses was due primarily to the absence of a $1.1 million gain associated with the release of the earn-out reserve in the prior year quarter, combined with increased incentive compensation and professional fee expenses.

Cash and Liquidity

During Q2 2019, operating working capital (accounts receivable and inventory, net of accounts payable and customer deposits) increased to $22.0 million from $17.6M at March 31, 2019, in support of higher scheduled tower deliveries. The cash conversion ratio increased sequentially, from 41 days at March 31, 2019 to 53 days, predominantly driven by the increase in operating working capital.

Capital expenditures, net of disposals, in Q2 2019 totaled $.9 million.

Debt and finance leases totaled $29.9 million at June 30, 2019.  The Company’s $35 million line of credit with CIBC had a balance of $26.6 million at June 30, 2019.  Availability under the credit line improved to $8.0 million from $7.5 million at March 31, 2019.

Cash assets (cash and short-term investments) remained near zero as expected because the Company’s cash and receipts are automatically applied to the outstanding credit line balance consistent with the terms of the line.

Conference Call

Broadwind Energy will conduct a teleconference and live webcast, with a slide presentation, beginning at 10 a.m. Central Time on Friday, August 2nd, 2019, to discuss its 2019 second-quarter financial results. This webcast will be available in listen-only mode and can be accessed, for up to ninety days following the call, through the investors section on the Broadwind Energy website at http://www.bwen.com/investors/events-and-presentations.

About Broadwind Energy, Inc.
Broadwind Energy (NASDAQ: BWEN) is a precision manufacturer of structures, equipment and components for clean tech and other specialized applications. From gears and gearing systems for wind, oil and gas and mining applications, to wind towers and industrial weldments, we have solutions for the clean tech, energy and infrastructure needs of the future. With facilities throughout the U.S., Broadwind Energy's talented team is committed to helping customers maximize performance of their investments—quicker, easier and smarter. Find out more at www.bwen.com.

Non-GAAP Financial Measure
The Company provides non-GAAP adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, and stock compensation) as supplemental information regarding the Company’s business performance. The Company’s management uses adjusted EBITDA when it internally evaluates the performance of the Company’s business, reviews financial trends and makes operating and strategic decisions. The Company believes that this non-GAAP financial measure is useful to investors because it provides investors with a better understanding of the Company’s past financial performance and future results allows investors to evaluate the Company’s performance using the same methodology and information as used by the Company’s management. The Company's definition of adjusted EBITDA may be different from similar non-GAAP financial measures used by other companies and/or analysts.

Forward-Looking Statements
This release contains “forward looking statements”—that is, statements related to future, not past, events—as defined in Section 21E of the Securities Exchange Act of 1934, as amended, that reflect our current expectations regarding our future growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities, as well as assumptions made by, and information currently available to, our management. Forward-looking statements include any statement that does not directly relate to a current or historical fact. We have tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “plan” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements.

Our forward-looking statements may include or relate to our beliefs, expectations, plans and/or assumptions with respect to the following: (i) state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related extension, continuation or renewal of federal tax incentives and grants and state renewable portfolio standards; (ii) our customer relationships and our substantial dependency on a few significant customers and our efforts to diversify our customer base and sector focus and leverage relationships across business units; (iii) our ability to continue to grow our business organically and through acquisitions; (iv) the production, sales, collections, customer deposits and revenues generated by new customer orders and our ability to realize the resulting cash flows; (v) the sufficiency of our liquidity and alternate sources of funding, if necessary; (vi) our ability to realize revenue from customer orders and backlog; (vii) our ability to operate our business efficiently, comply with our debt obligations, manage capital expenditures and costs effectively, and generate cash flow; (viii) the economy and the potential impact it may have on our business, including our customers; (ix) the state of the wind energy market and other energy and industrial markets generally and the impact of competition and economic volatility in those markets; (x) the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities; (xi) the effects of the change of administrations in the U.S. federal government; (xii) our ability to successfully integrate and operate companies and to identify, negotiate and execute future acquisitions; (xiii) the potential loss of tax benefits if we experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended; (xiv) the limited trading market for our securities and the volatility of market price for our securities; and (xv) the impact of future sales of our common stock or securities convertible into our common stock on our stock price. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. We are under no duty to update any of these statements. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or other factors that could cause our current beliefs, expectations, plans and/or assumptions to change.

BROADWIND ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	June 30,	December 31,
	2019	2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$74	$1,177
Accounts receivable, net	20,273	17,455
Inventories, net	35,758	22,670
Prepaid expenses and other current assets	1,760	1,776
Total current assets	57,865	43,078
LONG-TERM ASSETS:
Property and equipment, net	48,197	49,087
Operating lease right-of-use assets	16,651	-
Other intangible assets, net	6,196	6,602
Other assets	349	398
TOTAL ASSETS	$129,258	$99,165

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Line of credit and other notes payable	$27,555	$11,930
Current portion of finance lease obligations	825	967
Current portion of operating lease obligations	1,591	-
Accounts payable	15,484	11,618
Accrued liabilities	4,372	3,806
Customer deposits	18,561	23,507
Current liabilities held for sale	26	27
Total current liabilities	68,414	51,855
LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	998	1,408
Long-term finance lease obligations, net of current portion	553	571
Long-term operating lease obligations, net of current portion	17,020	-
Other	69	1,969
Total long-term liabilities	18,640	3,948
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued
or outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 16,437,109 and 15,982,622 shares issued as of June 30, 2019 and
December 31, 2018, respectively	16	16
Treasury stock, at cost, 273,937 shares as of June 30, 2019 and December 31, 2018,
respectively	(1,842)	(1,842)
Additional paid-in capital	382,343	381,441
Accumulated deficit	(338,313)	(336,253)
Total stockholders' equity	42,204	43,362
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$129,258	$99,165

BROADWIND ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Revenues	$41,169	$36,781	$82,829	$66,748
Cost of sales	37,277	34,442	75,388	64,426
Restructuring	-	116	12	231
Gross profit	3,892	2,223	7,429	2,091

OPERATING EXPENSES:
Selling, general and administrative	3,895	2,495	7,723	6,393
Impairment charges	-	4,993	-	4,993
Intangible amortization	203	471	406	942
Restructuring	-	-	-	36
Total operating expenses	4,098	7,959	8,129	12,364
Operating loss	(206)	(5,736)	(700)	(10,273)

OTHER EXPENSE, net:
Interest expense, net	(773)	(352)	(1,309)	(650)
Other, net	(16)	(1)	(18)	(4)
Total other expense, net	(789)	(353)	(1,327)	(654)

Net loss before provision (benefit) for income taxes	(995)	(6,089)	(2,027)	(10,927)
Provision (benefit) for income taxes	23	(6)	34	(33)
LOSS FROM CONTINUING OPERATIONS	(1,018)	(6,083)	(2,061)	(10,894)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	-	(33)	1	(60)
NET LOSS	$(1,018)	$(6,116)	$(2,060)	$(10,954)

NET LOSS PER COMMON SHARE - BASIC:
Loss from continuing operations	$(0.06)	$(0.40)	$(0.13)	$(0.71)
Income (loss) from discontinued operations	0.00	0.00	0.00	0.00
Net loss	$(0.06)	$(0.40)	$(0.13)	$(0.71)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC	16,046	15,421	15,917	15,339

NET LOSS PER COMMON SHARE - DILUTED:
Loss from continuing operations	$(0.06)	$(0.40)	$(0.13)	$(0.71)
Income (loss) from discontinued operations	0.00	0.00	0.00	0.00
Net loss	$(0.06)	$(0.40)	$(0.13)	$(0.71)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED	16,046	15,421	15,917	15,339

BROADWIND ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

	Six Months Ended June 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,060)	$(10,954)
Income (loss) from discontinued operations	1	(60)
Loss from continuing operations	(2,061)	(10,894)

Adjustments to reconcile net cash used in operating activities:
Depreciation and amortization expense	3,390	4,706
Deferred income taxes	(5)	(42)
Impairment charges	-	4,993
Change in fair value of interest rate swap agreements	26	-
Stock-based compensation	510	489
Allowance for doubtful accounts	(12)	(25)
Common stock issued under defined contribution 401(k) plan	392	338
Gain on disposal of assets	(1)	-
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(2,806)	(4,232)
Inventories	(13,088)	(1,003)
Prepaid expenses and other current assets	16	49
Accounts payable	3,306	4,823
Accrued liabilities	540	325
Customer deposits.	(4,946)	(1,141)
Other non-current assets and liabilities	127	(1,179)
Net cash used in operating activities of continued operations	(14,612)	(2,793)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,183)	(1,676)
Proceeds from disposals of property and equipment	1	-
Net cash used in investing activities of continued operations	(1,182)	(1,676)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit	91,007	66,985
Payments on line of credit	(75,370)	(63,200)
Proceeds from long-term debt	-	1,410
Payments on long-term debt	(462)	(313)
Principal payments on finance leases	(485)	(377)
Net cash provided by financing activities of continued operations	14,690	4,505
		-
DISCONTINUED OPERATIONS:
Operating cash flows	1	(38)
Net cash provided by (used in) discontinued operations	1	(38)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,103)	(2)
CASH AND CASH EQUIVALENTS beginning of the period	1,177	78
CASH AND CASH EQUIVALENTS end of the period	$74	$76

Supplemental cash flow information:
Interest paid	$825	$537
Income taxes paid	$49	$84

Non-cash activities:
Issuance of restricted stock grants	$510	$489
Non-cash purchases of property and equipment	$325	$-

BROADWIND ENERGY, INC. AND SUBSIDIARIES
SELECTED SEGMENT FINANCIAL INFORMATION
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
ORDERS:
Towers and Heavy Fabrications	$96,328	$9,870	$108,839	$19,674
Gearing	5,572	6,148	12,707	21,514
Process Systems	2,712	2,584	7,072	5,555
Total orders	$104,612	$18,602	$128,618	$46,743

REVENUES:
Towers and Heavy Fabrications	$28,970	$25,552	$57,264	$43,747
Gearing	9,266	8,632	19,293	17,438
Process Systems	2,933	2,620	6,272	5,586
Corporate and Other	-	(23)	-	(23)
Total revenues	$41,169	$36,781	$82,829	$66,748

OPERATING (LOSS)/PROFIT:
Towers and Heavy Fabrications	$318	$541	$96	$(1,554)
Gearing	913	(662)	2,300	(1,288)
Process Systems	28	(5,589)	(256)	(5,890)
Corporate and Other	(1,465)	(26)	(2,840)	(1,541)
Total operating (loss)/profit	$(206)	$(5,736)	$(700)	$(10,273)

BROADWIND ENERGY, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS)
(UNAUDITED)

Consolidated	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Loss from Continuing Operations	$(1,019)	$(6,083)	$(2,061)	$(10,894)
Interest Expense	774	352	1,309	650
Income Tax Provision/(Benefit)	22	(6)	34	(33)
Depreciation and Amortization	1,628	2,349	3,390	4,706
Share-based Compensation and Other Stock Payments	494	418	930	846
Restructuring Costs	-	116	12	267
Impairment Charges	-	4,993	-	4,993
Adjusted EBITDA (Non-GAAP)	$1,899	$2,139	$3,614	$535

Towers and Heavy Fabrications Segment	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net Income/(Loss)	$186	$446	$(49)	$(1,263)
Interest Expense	63	50	129	82
Income Tax Provision/(Benefit)	54	46	1	(373)
Depreciation and Amortization	978	1,317	2,073	2,636
Share-based Compensation and Other Stock Payments	214	181	379	334
Restructuring Expense	-	116	12	267
Adjusted EBITDA (Non-GAAP)	$1,495	$2,156	$2,545	$1,683

Gearing Segment	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net Income/(Loss)	$796	$(662)	$2,096	$(1,293)
Interest Expense	113	2	195	5
Income Tax Provision/(Benefit)	4	(3)	9	-
Depreciation and Amortization	483	586	965	1,176
Share-based Compensation and Other Stock Payments	102	77	194	143
Adjusted EBITDA (Non-GAAP)	$1,498	$-	$3,459	$31

Process Systems	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net Income/(Loss)	$4	$(3,794)	$(274)	$(3,844)
Interest Expense	-	-	1	-
Income Tax Provision/(Benefit)	23	(1,797)	14	(2,050)
Depreciation and Amortization	122	386	244	773
Share-based Compensation and Other Stock Payments	13	12	26	30
Impairment Expense	-	4,993	-	4,993
Adjusted EBITDA (Non-GAAP)	$162	$(200)	$11	$(98)

Corporate and Other	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Loss from continuing operations	$(2,005)	$(2,073)	$(3,834)	$(4,494)
Interest Expense	598	300	984	563
Income Tax Provision/(Benefit)	(59)	1,748	10	2,390
Depreciation and Amortization	45	60	108	121
Share-based Compensation and Other Stock Payments	165	148	331	339
Adjusted EBITDA (Non-GAAP)	$(1,256)	$183	$(2,401)	$(1,081)

BWEN INVESTOR CONTACT: Jason Bonfigt, 708.780.4821 jason.bonfigt@bwen.com